[DESCRIPTION]     EXHIBIT 99(A) COMMON STOCK PROXY CARD
                    STANDEX INTERNATIONAL CORPORATION
                     Annual Meeting of Stockholders
      This Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoint(s) Edward J. Trainor and Thomas
H. DeWitt as proxies, with full power of substitution, and hereby authorizes them or any of them to vote the stock of the undersigned at the Annual Meeting of Stockholders of Standex International Corporation (the "Company") to be held at The First National Bank of Boston, 100 Federal Street, Boston, Massachusetts, on Tuesday, October 31, 1995 at 11:00 a.m., and at any adjournment thereof, as indicated below on the proposals described in the Notice and Proxy Statement for such meeting and in their discretion on other matters which may properly come before the meeting.
     Unless otherwise instructed, this proxy will be voted FOR all nominees listed in Proposal 1 and FOR Proposal 2.

          (Important--To be Signed and Dated on Reverse Side)

                                                     SEE REVERSE SIDE

[X] Please mark votes as in this example.

1. Election of Directors
To fix the number of Directors at thirteen.
For three-year terms expiring in 1998:
William L. Brown, Thomas L. King, Sol Sackel, Lindsay M. Sedwick
FOR [ ]      WITHHELD [ ]      [ ]_______________________________
                                  For all nominees except as noted above

2. To approve selection of Deloitte and Touche LLP as independent auditors.
FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. To transact such other business as may come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT [ ]

Signature___________________________ Date_____________

Signature___________________________ Date_____________